LEASE AGREEMENT
                                     BETWEEN
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                                       AND
                                SHEKINAH NETWORK

                             Grand Rapids, Michigan


                  ITFS EXCESS CAPACITY AIRTIME LEASE AGREEMENT

         THIS AGREEMENT is made this 1st day of August 1999 by Shekinah Network (hereinafter referred to as "Lessor") having its principal place of business at 14875 Powerline Road, Atascadero, CA 93422 and World Wide Wireless Communications, Inc. (hereinafter referred to as "Lessee") having its principal place of business at One Post Street, Suite 2600 San Francisco, CA 94104.

         WHEREAS, the Federal Communications Commission ("FCC") has authorized licenses for Instructional Television Fixed Service ("ITFS") channels and has authorized the licensee to lease excess capacity to non-ITFS users; and

         WHEREAS, Lessor has been granted an FCC License for (call sign) WNC-798 (the "License") for the Channel group C1-4 (the "ITFS Channels") in Grand Rapids, Michigan ("The Market"); and

         WHEREAS, Lessee is in the business of providing voice, video, data and other services via microwave transmission in the Market Area and desires to lease the excess ITFS capacity of the ITFS channels; and

         WHEREAS, Lessor has determined that there will be excess airtime capacity available on the ITFS Channels and desires to lease this excess airtime capacity to Lessee.

         NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Lessor and Lessee do hereby agree and warrant as follows:

         7. TERM OF AGREEMENT

                  A. Initial Term. This Agreement shall be effective upon the date of its execution and shall extend for an initial term of five (5) years (the "Initial Term").

                  B. Renewal Term Provided that the License is renewed by the FCC, Lessee shall have the right to extend this Agreement on its then existing terms and conditions for one (1) additional five (5) year term (the "Renewal Term"). The Renewal Term shall automatically go into effect upon the conclusion of the Initial Term unless Lessee notifies Lessor at least one hundred eighty days (180) before the end of the Initial Term that Lessee does not wish to extend this Agreement.

                  C.       New Lease Agreement/Right of first Refusal.

                           (1) Providing that Lessor's FCC license remains in good standing and/or Lessorseeks to renew such license, Lessee and Lessor shall negotiate in good faith for a new excess capacity airtime lease agreement (hereinafter referred to as "New Lease Agreement") no later than one hundred eighty days (180) prior to the end of the latter of
                                    (i) Initial Term or (ii) the Renewal Term if the Agreement is extended for the Renewal Term.

                           (5) If Lessor elects to not reasonably pursue a New Lease Agreement with Lessee, then Lessor shall so notify Lessee in writing of such intent no later than one hundred eighty
                                    (180) days  prior to the end of the  Renewal
                                    Term.


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                           (3)      If Lessor and Lessee do not enter into a New
                                    Lease  Agreement,  Lessor  grants  Lessee  a
                                    right  of  first  refusal  on any  competing
                                    proposals for lease  agreements or transfers
                                    or  assignments  of any  part  of  the  ITFS
                                    Channels   received  by  Lessor  during  the
                                    twelve (12) months  following the expiration
                                    of the  latter  of (i) the  Initial  Term or
                                    (ii) the Renewal  Term,  if the Agreement is
                                    extended  for  the  Renewal   Term.  If  any
                                    acceptable  offer to lease  or  acquire  the
                                    ITFS  Channels  is  made to  Lessor,  Lessor
                                    shall   give   written   notice   to  Lessee
                                    describing the person to whom the proposed lease or transfer is to be made, the fees, charges, rental or other consideration to be received fro the lease or transfer, the terms thereof and generally the relevant other terms and conditions of the lease or transfer. Lessee shall have a period of thirty (30) days after its receipt of such notice from Lessor in which to elect, by giving written notice to Lessor, to lease or, if eligible, obtain any or all of the ITFS Channels for the same fees, charges, rental or other consideration for which Lessor proposed to lease or transfer to the third person.

                           (i) The fees, charges, rental or consideration shall be paid by such third person or Lessee in cash.

                           (viii) If Lessor does not believe Lessee's stated offer is in an amount fairly equivalent to the fair value of the consideration payable by the third person and so notifies Lessee in writing within seven
                           (7) days after Lessor's receipt of Lessee's notice of election to so lease or purchase, Lessee may within five (5) days after its receipt of such notice from Lessor elect to refer such question for determination by an impartial arbitrator and the right of first refusal of Lessee shall then be held open until (5) days after Lessee is notified of such determination. Such arbitrator shall be chosen either by agreement of Lessee and Lessor at the time such question arises, or, at the option of either party, by referring the question to the American Arbitration Association with instructions that the American Arbitration Association select a single arbitrator under a request from the parties for expedited and accelerated determination. The determination of the arbitrator chosen under either option contained in this subparagraph shall be final and binding upon Lessee and Lessor. The parties shall share equally in the costs and fees of the arbitration

                           (ix) In the event Lessee shall elect to exercise its right of first refusal, the lease agreement or other transfer or assignment shall be consummated within thirty (30) days of the latest of: (1) the day on which Lessor received notice of Lessee's election to exercise the right of first refusal; (2) the day upon which any question required to be determined by the arbitrator hereunder has been determined; or (3) the date of any FCC approval in the case of assignment or transfer; or at such other time as may be mutually agreed. The right of first refusal is terminated either by the lease or other transfer to Lessee as provided herein or by notice to Lessee of the Lessor's proposal to lease or otherwise transfer the ITFS Channels or any part to a third person and Lessee's unwillingness or failure to meet and accept such a bona fide offer pursuant to the times and procedures as set forth above; provided that such proposed lease or transfer is consummated at the same fees, charges, rental or other consideration and upon the same terms as to which such right of first refusal applied, within thirty (30) days after Lessee's right of first refusal had expired or had been specifically waived by written notice given to Lessor by Lessee, or within thirty (30) days following FCC approval in the case of assignment or transfer.

         C) Operation During End of Term. If Lessor and Lessee do not enter into New Lease Agreement before the end of the Initial Term, Lessee shall cease leasing the ITFS Channels on the last day of the Initial Term.

         D) No Rights Beyond Term of Licenses. Lessor and Lessee agree that this Agreement shall not give rise to any rights or remedies beyond the expiration of any FCC license necessary for the continued operation of the ITFS Channels. Provided, however, that while this Agreement is in effect, Lessor shall obtain and maintain in force all licenses, permits and authorizations required or desired in connection with the use of the ITFS Channels. Lessor shall take all necessary steps to renew the licenses for the ITFS

                  Channels and shall not commit any act or engage in any activity which could reasonably be expected to cause the FCC to impair, restrict, revoke, cancel, suspend or refuse to renew the ITFS licenses. Lessor shall take all reasonable steps to comply with the Communications Act of 1934, as amended and the rules and regulations of the FCC, and shall file all reports, schedules and/or forms required by the FCC to be filed by Lessor. All expenses, including attorneys fees and filing fees, incurred in preparing and filing such reports, schedules and/or forms required by the FCC shall be paid by the Lessee.

         8.       ALLOCATION OF AIRTIME.

                  A. Excess Capacity Airtime. To the extent allowed by the FCC rules and regulations and any amendments thereof, Lessor agrees to lease to Lessee the exclusive use of all excess capacity not utilized by Lessor ("Excess Capacity Airtime").

                  B. Lessor's Primary Airtime. During analog transmission over the ITFS Channels, Lessor reserves for its exclusive use a minimum of twenty (20) hours of airtime per-channel per-week to be used for its ITFS scheduled programs. During digital transmission ovr the ITFS Channels, Lessor shall have the exclusive use of 12.5% of the total capacity available on the Lessor's ITFS Channels. This airtime shall be know as "Lessor's Primary Airtime."

                  C. Schedule of Airtime. The schedule which depicts the agreement of the parties as to use of Lessor's Channels shall be attached hereto and made a part hereof as Exhibit A which is subject to change upon agreement by both parties.

                  D. Lessee's use of its Excess Capacity Airtime. Lessee shall have the right to utilize its Excess Capacity Airtime for any purpose allowed or authorized by the FCC including but not limited to voice, video and data transmission.

                  E. Alternate Use and Vertical Blanking Intervals. Lessor shall have the right to use the second audio carrier ("SAP") and vertical blanking intervals. ("VBI") on which Lessor's ITFS programming is being transmitted. Lessee shall at all times have the right to use the VBI and SAP not utilized by Lessor and 100% of the response frequencies associated with the ITFS Channels. Lessor shall be responsible for any equipment needed to utilize the VBI and/or SAP and such equipment shall be compatible with Lessee's system.

                  F. Lessor's Use of ITFS Channels. Lessor agrees that its program services and airtime use will not harm or interfere with Lessee's current or future signal paths utilized within Lessee's System for program encryption, pilot carrier signaling and other technical needs utilized for the operation of and such services provided by Lessee's System. Nor will Lessor, by its own action, or through a third party, utilize any part of its licensed frequency spectrum to create or operate a service that is in competition with current, planned or future services provided by Lessee's System. Lessor agrees to use its Primary Airtime in accordance with the FCC's rules and regulations. Lessor shall not take or fail to take any action which may have a material adverse effect on Lessee's right to utilize its Excess Capacity Airtime.

                  G. Expanded System Capacity. Lessee shall have the right at anytime to require Lessor to file with the FCC any necessary application to expand the channel capacity to Lessor's station to enable it to carry more than one video signal per channel or digital data services; provided however, before Lessee can exercise this right, it must demonstrate to the Lessor's reasonable satisfaction that such modification will not materially degrade the performance of the station nor impair signal quality at the registered ITFS receive sites. Once such modification has been constructed, the modified facilities shall automatically be considered a part of this agreement and subject to all terms and conditions hereof. It is understood that Lessee shall have the full-time use of the Expanded Channels to the extend permitted by FCC rules.

         3.       TRANSMISSION SITE AND FACILITIES.

                  G. Primary Transmission Site. Lessor's ITFS Channels are located at Key West, FL, Lessee agrees to provide Lessor space at the Primary Transmission site for Lessor's audio and video transmission equipment which shall not exceed on rack. Such space shall be leased to Lessor pursuant to Exhibit D hereto. This site shall hereinafter be described as the "Primary Transmission Site." At Lessee's sole expense, Lessee shall contract for a lease of space at the Transmission Site upon such terms as the parties agree. The Transmission Site shall comply with the standards, specifications and regulations of the FCC rules and orders pertaining to Lessor's ITFS license.

                  H.       Relocation of Transmission Site.

                           (i) Lessor acknowledges that the location of the Primary Transmission Site for ITFS Channels is critical to the Lessee's business and agrees that it will not relocate the transmission facilities for ITFS Channels from the Primary Transmission Site without Lessee's prior written consent.

                           (ii) Lessor  further  acknowledges  that  possibility
                  that, as a result of currently unforeseen events, the Primary Transmission Site may not be the optimum site for the location of the ITFS Channels or Lessee's business throughout the term of this Lease Agreement. Lessor therefore agrees that if at any time or from time to time Lessee requests in writing that the transmission facilities for the ITFS Channels be relocated, Lessor shall file with the FCC and any other regulatory body having jurisdicition over the ITFS Channels all applications, amendments, and requests for modification that may be necessary to obtain any necessary consents to permit such relocation to such location within or adjacent to the Market as may be requested by Lessee; provided, however, that Lessor shall not be obligated to submit or procecute any application, amendment, or request for modification that Lessor reasonably determines, upon advice of counsel contained in a written opinion, would be in violation of the terms of the License, any statute, rule, or regulations regarding the operation of the ITFS Channels or the submission of materials to the FCC, or any of its obligations as an ITFS licensee; and provided, further, that any such relocation will not result in loss of service to Lessor's registered receive sites served by the transmission facilities in the event that the authorization is obtained to relocate the ITFS Channels to the location requested by Lessee, Lessor shall relocate such channels to such new location as soon as reasonably possible after authorization is obtained. Lessee shall bear reasonable costs associated with such relocation, including engineering and construction, and all reasonable costs associated with obtaining FCC or any other regulatory approval therefore.

                           (iii) Lessor agrees to file modification applications
                  requested by Lessee. Such modifications may include but shall not be limited to the following: power increase or decrease, polarization, transmit antenna patterns, digital, two-way (return path) use of the ITFS Channels, boosters, beam benders or repeaters, cells, sectorization, channel swaps, channel loading, channel shifting and application within five (5) business days or receipt of the modification application from Lessee or during any FCC designated filing window. Lessee will use reasonable efforts to provide Lessor with the engineering for the modification thirty (30) days prior to the request for filing. If Lessor believes that such modification will have an adverse effect on Lessor's ability to provide its services to its receive sites, Lessor agrees to file the modification application as presented by Lessee and within the time limit requested by Lessee; however, Lessee agrees not to implement construction and Lessor agrees not to withdraw the application until the parties have adequately addressed and resolved the potential material adverse effect or the matter has been submitted to arbitration pursuant to Section 16 and a final decision has been rendered by arbitrator. Although Lessee intends to file such modification applications, it may elect not to construct the Channels in that manner and may desire to utilize the Channels as currently licensed. A copy of the modification application, bearing the FCC's date stamp, shall be mailed to Lessee by Lessor, within fourteen (14) days of the filing of the modification application. Lessee shall be solely responsible for all engineering and legal costs associated with the preparation, review and filing of the modification application. In the event that any license modification requested by Lessee requires receive site upgrades in order for Lessor's receive sites to continue to receive Lessor's services, then Lessee agrees to pay for all costs to complete such upgrade prior to implementing the license modification.

                  C. System Construction. Lessee shall within a reasonable period of time, but not later than six (6) months after the FCC grant of digital authority for the ITFS Channels, purchase equipment such as the antenna, waveguide or transmitters specified on the authorization for the ITFS Channels. At Lessee's expense, Lessee shall purchase and install such transmitters, transmission line, modulators, antennas and other equipment as required to operate the ITFS Channels in accordance with the provision of such authorization. Any equipment so used in such construction shall be leased to lessor pursuant to Paragraph 5 hereof. Such equipment is hereinafter referred to as the "Leased Equipment." Lessee shall retain title to the Leased Equipment except as noted by Paragraph 15 herein.

                  D. Maintenance of Transmission Equipment. At Lessee's expense and subject to Lessor's right to supervise the maintenance of this equipment, Lessee shall maintain and operate the Leased Equipment during the terms of this Agreement for a nominal fee. Lessee shall also pay all taxes and other charges assessed against the Leased Equipment.

                  E. Transmission of Programming. At no cost or expense to Lessor, Lessee shall provide the necessary labor and equipment capabilities to transmit on the ITFS Channels programming required to be carried pursuant to this Agreement such as Lessor's ITFS programming and TBN. Lessee shall also comply with Lessor's instructions regarding the transmission of such programming such as the dates and times to transmit programming.

                  F. Interference. Lessee shall operate the Leased Equipment so that such operation does not create or increase interference with electronic transmission of any other FCC licensees entitles to protection under FCC rules and regulations. If Lessee's entitled to protection under FCC rules and regulations. If Lessee's operation of the Lease Equipment does so create or increase interference, Lessee shall pay all of the reasonable engineering and legal fees necessary to resolve the interference problem so created.

                  G. Alterations and Attachments. Lessee, at its own expense, may make alterations of or attachments to the ITFS equipment or the common equipment as defined in Exhibit C (including the installation of encoding and/or addressing equipment) as may be reasonably required from time to time by the nature of its business; provided however, that such alterations or attachments do not interfere with Lessor's signal or ongoing operations or violate any FCC rules or regulations; and provided further that FCC authorization, if required, is obtained in advance of any such alteration or attachment at the sole cost of Lessee. to the extent any FCC authorization pertaining to the ITFS equipment is required, Lessor agrees to use its best efforts to obtain such authorization.

                  H. Licensee Control and Liability. Nothing herein shall derogate from such licensee control of operations of the ITFS Channels that Lessor, as an FCC licensee, shall be required to maintain and Lessee acknowledges the reservation by Lessor of such control. Lessor shall at all times retain ultimate and exclusive responsibility for the operation and control of the ITFS Channels including policy decisions.

         4. LESSOR'S RECEIVE SITES.

         Attached hereto as Exhibit B is list of the registered receive sites designated by Lessor to receive its ITFS programming and to be installed at the expense of Lessee. Those receive sites so listed shall be installed with a
Standard Installation. If as the result of any relocation of the Primary Transmit Site, the equipment at Lessor's existing registered receive sites must be reoriented, Lessee shall pay the cost of same. As used herein for the purposes of this Agreement, the phrase "Standard Installation" shall mean an installation consisting of the placement of the ITFS/MMDS receiving antenna at an elevation (not to exceed thirty [30] feet above the base mounting location)
which could normally receive the line-of-sight transmission from the Transmission Site; the coupling thereto of a block-down converter; and a sufficient amount of transmission line (coaxial cable) to connect the received ITFS programming to the input of (i) one classroom designated by Lessor to receive the ITFS programming or (ii) the receive site internal/external distribution system. Also, if as the result of any relocation of the Transmit Site, the equipment at Lessor's existing receive sites must be reoriented, Lessee shall pay the cost of same. Lessee also agrees that for digital transmission of the ITFS Channels Lessee will purchase and install at Lessee's expense, one single-point modem to receive its ITFS programming.

         5. LEASE OF EQUIPMENT.

         A) Lessor's Lease of Leased Equipment. For a nominal fee, Lessor shall lease from Lessee the Leased Equipment during the terms of this Agreement. A list of this equipment is attached hereto as Exhibit C and incorporated by reference herein. Lessor shall have no responsibility for the loss of or damage to the Leased Equipment during the terms of this Agreement and Lessee shall bear all such responsibility.

         6. FEES.

         A) Lessor's Service Fee. In consideration of the lease of the Leased Equipment, and for its share of the projected costs to maintain the Transmission Site and the Lease Equipment, Lessor shall pay Lessee an annual fee provided for in Exhibit D.

         B) Subscriber Royalty Fees or Percentage. Beginning on the Execution Date of this Agreement and continuing thereafter during the Initial Term of this Agreement, Lessee shall pay to Lessor the Subscriber Royalty Fee, System Percentage or monthly minimum, whichever is greater as set out in Exhibit D which is attached herewith and incorporated by reference herein. If the Execution Date shall be a date other than the first day of a calendar month, then the Subscriber Royalty Fee for the partial month shall be paid on a proportionate basis. A late fee of 10% (ten percent) will be assessed to past due accounts, and a finance charge of one and one-half percent (1.5%) per month will be assessed in addition to the late fee until paid.

         C) Notice of Construction and Required Certificate. Within thirty (30) days of completion of construction at the Transmission Site, Lessee shall notify Lessor of such completion of construction in writing. Within thirty (30) days of the end of each month in which Excess Capacity Airtime is leased hereunder, Lessee shall provide Lessor with a certificate, certified as accurate and correct by an authorized agent of Lessee, showing the number of subscribers served during such month.

         D) Right to Audit. Lessee shall for a period of three (3) years after their creation, keep, maintain and preserve complete and accurate records and accounts, including all invoices, correspondence, ledgers, financial and other records pertaining to Lessee's use of Excess Capacity Airtime and Lessor's charges hereunder; and such records and corporate accounts shall be available for inspection and audit at Lessee's corporate offices or at Lessee's offices in the Market, as designated by Lessee, at any time or times during the term of this Agreement or within ninety (90) days thereafter, during reasonable business hours, by Lessor or its nominee. In the event that there is discovered an underpayment of the Subscriber Royalty Fee as defined in Paragraph 6 (B) above, Lessee shall pay to Lessor a penalty equal to ten percent (10%) of the amount of each such underpayment. All information obtained by Lessor during any audit herein shall be maintained by Lessor in strict confidence.

         7. PROGRAMMING.

         A) Control Over Programming.

         (i) Program Content. Lessee intends that only programming of a sort which would not serve to place Lessor's reputation in the community in jeopardy will be transmitted by Lessee on the ITFS Channels. In an attempt to minimize disputes, recognizing the difficulties inherent in specifying exact standards herein, it is agreed that Lessee shall have the right to market the programming provided by the networks and services listed on Exhibit E. If, however, the programming content of any networks and services listed on Exhibit E materially changes, Lessor shall have the right, upon ninety (90) days notice, to deny Lessee the right to continue transmitting such programming if Lessor would have the right to deny Lessee the right to transmit such programming under the provisions of this paragraph in the first instance. If Lessee proposes to transmit the programming of any new programming service, the Lessee shall notify Lessor in writing specifying in detail the nature of the new programming service and Lessor shall have the right, upon written served upon Lessee within thirty
(30) days after Lessor's receipt of any such notice from Lessee, to deny to Lessee the right to transmit such service if such programming is obscene and/or contradicting local, state and/or federal laws or otherwise violates any federal, state or local laws or regulations. If no such denial notice is received by Lessee within such thirty (30) days, lessee shall be authorized to transmit all such services for which no denial notice is received. There shall be no reduction in fees required under this Agreement for any such programming not permitted to be transmitted.

         B) Availability of Programming. It is understood by Lessee and Lessor that there is expected to be no direct out-of-pocket annual costs for the acquisition of the qualified ITFS educational programming for Lessor's use during Lessor's Primary Airtime on the ITFS channels, based on current plans. In the event that this ITFS educational programming either; (1) ceases to be available, or, (2) becomes available only at a fee, then Lessor may incur direct out-of-pocket costs in Lessor's acquisition of ITFS programming. Lessee agrees to provide its best efforts to assist Lessor in the acquisition of alternative programming, if necessary. Additionally, Lessee agrees to make payment to Lessor for the actual, direct programming costs incurred. If any; If Lessor, after expending its best efforts, is unable to obtain suitable ITFS programming for a cost equal to the amount to be paid by Lessee, Lessor and Lessee shall use their best efforts to reach agreement on modifications to this Agreement to avoid any un-reimbursed ITFS programming costs to Lessor. If no such agreement can be reached, Lessor may terminate this agreement. In the case of such termination, Lessor shall use its best efforts (with out-of-pocket costs of Lessor to be paid by Lessee, with Lessee's prior approval) to transfer the license for the ITFS Channels to another qualified educational entity, subject to FCC approval, with the intent of assigning this Agreement from Lessor to the new educational entity.

         C) Integration of Lessor's Programming. Lessee agrees to integrate Lessor's programming into the overall communications service offered to subscribers, without cost to Lessor. This integration shall include, but not be limited to, listing Lessor's material in any program guides produced by Lessee for subscribers.

         D) Carriage of TBN. In the event that Lessor's ITFS Channels are used for analog video transmission and TBN is not transmitted on a local VHF or UHF station, with a market coverage equivalent to both area and signal quality of our ITFS channels, and Lessee does not have local off-air insertion as part of its standard installation, then, if so designated by Lessor, Lessee agrees to transmit on one of the ITFS Channels the programming of Trinity Broadcasting Network ("TBN") during those time periods such channel is not used for Lessor's ITFS programming ("TBN Airtime") provided that Lessee is not required to pay a fee for carriage of TBN. In the event that Lessee is permitted to program the hours previously occupied by TBN, then Lessee shall increase, in proportion to the increase in Excess Capacity Airtime, the amount of minimum fees and subscriber royalty fees payable under the provision 6 (B) of this agreement during the remainder of the term(s) of the agreement. For purposes of calculating any such proportionate increase, the parties acknowledge and agree that the minimum fee and subscriber royalty fee agreed to herein are based on Lessee's equivalent use of three full-time ITFS channels.

         E) Station Identification. During Lessee's use of Lessor's excess channel capacity, Lessee shall transmit Lessor's call sign for each respective station as required by the FCC.

         8. PROCECUTION OF PETITIONS, AUTHORIZATIONS AND LICENSES.

         A) Best Efforts to Secure Approval of this Agreement. The parties recognize that certain approvals will be required from the FCC in order to effectuate this Agreement. Both parties shall use their best efforts to prepare, file and prosecute before the FCC all petitions, waivers, applications and other documents necessary to secure any FCC approval required to effectuate this Agreement. Lessee shall assist in the preparation and prosecution of such applications and as provided for herein, shall pay all filing fees, attorneys' fees, engineering fees, and all other expenses in connection therewith. Lessor also agrees to cooperate with Lessee's efforts to cause other ITFS, OFS, MDs and MMDS operators to co-locate at the Transmission Site. Notwithstanding anything in this Agreement to the contrary, it is understood that no filing shall be made with the FCC with respect to this Agreement unless both parties have reviewed such filing and consented in writing to its submission, such consent not be unreasonably withheld.

         B) Further Efforts. Throughout the Initial Term of this Agreement, Lessor shall use its best efforts to obtain and maintain in force all licenses, permits and authorizations required for Lessee and Lessor to use the ITFS Channels as contemplated by this Agreement. Lessee shall be responsible for all cash expenses incurred to obtain and maintain in force such licenses, permits and authorizations. When mutually agreed by the parties and at Lessee's sole expense, Lessor shall apply for, and use its best efforts to obtain those reasonable license modifications which would assist Lessee in its business. Lessor also shall consider filing, at Lessee's sole expense, such reasonable protests, comments or other petitions to deny any other ITFS, MMDS, MDS and/or OFS applications or amendments as may be requested by Lessee in the mutual best interests of the parties and the public. Lessor and Lessee shall promptly notify each other of any event of which it has knowledge that may affect any of the licenses, permits or authorization affecting the ITFS Channels.

         C) Attorneys' Fees. With respect to any legal work conducted pursuant to Paragraph 8(A) and (B) above, Lessee shall be responsible for all attorneys' fees in connection therewith and shall make payments directly to the attorney. However, any attorney fees paid by Lessee shall be approved in advance by Lessee.

         9. REPRESENTATIONS AND WARRANTIES.

         A) Representations and Warranties of Lessor. Lessor represents and warrants to Lesse as follows:

         (i) Organization. Lessor is a non-profit organization duly organized and existing in good standing under the laws of the State of California, and it has full power and authority to carry out all of the transactions contemplated by this Agreement and all other agreement, certificates or instruments executed and delivered in connection herewith.

         (ii) No Violation. Neither the execution nor delivery of this agreement or any other agreements, certificates or instruments executed and delivered herewith, nor the performance of the transactions contemplated hereby constitute or will constitute a violation of , be in conflict with, or a default under any term or provision of the governing instruments or Lessor or any agreement or commitment to which Lessor is bound, or any judgment, decree, order, regulation or rule of any court or governmental authority, or consent of any federal, state or local authority is required in connection with the execution and delivery of this Agreement or any other agreements, certificates or instruments executed and delivered herewith or with the performance of the transaction contemplated hereby.

         B) Representations and Warranties of Lessee. Lessee represents and warrants to Lessor as follows:

         (ii) Organization. Lessee is duly organized, validly existing and in good standing under the laws of the State of its incorporation and it has full power and authority to own property and carry all of the transactions contemplated by this Agreement, and all other agreements, certificates or instruments executed and delivered by Lessee in connection herewith.

         (ii) Corporation Action; Valid and Binding Agreements. Lessee has taken all corporate action necessary to authorize the execution and delivery of this Agreement and all other agreements, certificates or instruments executed and delivered in connection herewith. Upon execution and delivery, this Agreement and all other agreements, certificates or instruments executed and delivered by Lessee in connection herewith will constitute valid and binding agreements of Lessee enforceable in accordance with their respective terms.

         (iii) Litigation and Investigations. There is no action, suit, proceeding or investigation pending or, to the best of Lessee's knowledge, threatened against Lessee, its principals or related entities before any court, administrative agency or other governmental body, and Lessee does not know nor is aware of any reason for commencement of any such action, proceeding or investigation.

         (iv) Misrepresentation of Material Fact. To the best of Lessee's knowledge, information and believe, no document or contract that was shown to Lessor and which in any way affects any of the properties, assets or proposed transactions of Lessee as such relates to this Agreement, no certificate or statement furnished by or on behalf of Lessee in connection with this Agreement, nor this Agreement itself contains any untrue statement of material fact or omits to state a material fact which would make the statements contained herein misleading.

         C) Survival or Representations and Warranties. The representations and warranties contained in this Agreement shall be deemed to be continuing during the Initial terms of this Agreement, and each Party shall have the duty promptly to notify the notify the other of any event or circumstance which might reasonably be deemed to constitute a breach of or lead to a breach of its warranties or representations hereunder. The waiver by either Party of any breach of any presentation or warranty under this Agreement shall not constitute a waiver of any other representation or warranty or of any failure in the future by the other Party to fulfill such representation or warranty.

         10. TERMINATION.

         A) Termination of FCC Authorization. Without further liability to either Lessor or Lessee, this Agreement shall terminate in the event that for any reason (i) Lessor shall not be licensed on the leased ITFS Channels, or (ii) the FCC shall terminate or diminish Lessor's authority to lease the ITFS Channels in accordance with the terms of this Agreement.

         B) Termination by Reason of Default or Nonperformance. At the option of the non-defaulting party, this Agreement may be terminated upon the material breach or default by the defaulting party of its duties and obligations hereunder is such breach or default is not cured by such defaulting party and is breach or default shall continue for a period of thirty (30) consecutive days after such defaulting party's receipt of notice thereof from the non-defaulting party. It is understood and agreed that any failure on the part of Lessee to make any payment required under Paragraph 6 hereof shall be a material breach of default of its duties and obligations hereunder. It is also understood and agreed that any consequences resulting from the loss of local participating receive sites shall not be considered a material breach or default by Lessor of its duties and obligations hereunder.

         C) Remedies to Continue. In the event of termination of this Agreement pursuant to Paragraph 10(B), such termination shall not affect or diminish the rights or claims or remedies available in equity or at law to the non-defaulting party arising by reason of a breach or default of this Agreement. However, no liability shall arise on the part of Lessor or Lessee upon termination of this Agreement pursuant to Paragraph 10(A) except where the loss of the FCC license occurs as a result of the default of either party.

         11. TRANSFER OF RIGHTS AND OBLIGATIONS.

         Lessee shall have the right to assign its rights under this lease as collateral for any financing arrangements it makes. Lessee shall also have the right to pledge the Leased Equipment as collateral security for any loans it makes; provided, however, that any pledge of the Leased Equipment shall be made subject to the provisions of this lease. Lessee shall further have the right to subcontract any portion of its obligations under this Agreement to any partnership, joint venture, corporation or entity which Lessee may choose, provided that Lessee gives Lessor notice of any proposed subcontracting and, provided further, that no such subcontracting shall release Lessee from fulfilling all of its obligations under this Agreement. Lessee shall have the right to assign or transfer its rights, benefits, duties and obligations under this Agreement to a commonly-owned company without the prior consent of Lessor. Apart from the foregoing, neither party may assign or transfer its rights, benefits, duties or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably witheld.

         12. INDEMNIFICATION.

         A) By Lessor. To the extent permitted by state and federal law and its charter or by-laws, Lessor shall forever protect, save and keep Lessee and its permitted successors and assigns harmless and indemnify Lessor against and from any and all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities or any kind or nature whatsoever, including reasonable attorneys' fees, arising directly or indirectly out of (i) the willful misconduct of Lessor, its agents or employees, in connection with the performance of this Agreement; (ii) any programming transmitted by Lessor during any of Lessor's Airtime.

         B) By Lessee. To the extent permitted by state and federal law and its charter or by-laws, Lessor shall forever protect, save and keep Lessee and its permitted successors and assigns harmless and indemnify Lessor against and from any and all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities or any kind or nature whatsoever, including reasonable attorneys' fees, which arise directly or indirectly out of (i) the negligence or willful misconduct of Lessee, its agents or employees, in connection with the performance of this Agreement; (ii) any programming transmitted by Lessee or any of its authorized agents or subcontractors with the public, third parties and subscribers to the Lessee's programming service; or
(iv) any maintenance, installation or other work performed by Lessee or any authorized agent or subcontractor under this Agreement.

         C) Notice of Claim; Defense of Claim. Each party shall notify the other of any such claim promptly upon receipt of same. Either party (hereinafter referred to as appropriate the "Indemnitor" or Indemnitee") shall have the option to defend, at its own expense, any claims arising under this Paragraph. In Indemnitor assumes the defense of any such claim, Indemnitee shall delegate complete and sole authority to the Indemnitor to defend or settle same and Indemnitee shall cooperate with Indemnitor in the defense thereof.

         13) INSURANCE.

         A) Policies Required. At its expense, Lessee shall secure and maintain with financially reputable insurers, one or more policies of insurance insuring the Leased Equipment and Lessee's utilization of the ITFS Channels against casualty and other losses of the kinds customarily insured against by firms of established reputations engaged in the same or similar line of business, or such types and in such amounts as are customarily carried under similar circumstances by such firms, including, without limitation: (i) "All Risk" property insurance covering the ITFS Equipment and the common Equipment to the extent of one hundred percent (100%) of its full replacement value without deduction for depreciation: (ii) comprehensive general public liability insurance covering liability resulting from lessee's operation of the ITFS equipment on an occurrence basis having minimum limits of liability in an amount of not less than One Million Dollars ($1,000,000.00) for bodily injury, personal injury or death to any person or persons in any one occurrence, and not less than Two Million Dollars ($2,000,000.00) in the aggregate for all such losses during each policy year, and not less than Three Hundred Thousand Dollars ($300,000.00) with respect to damage to property; (ii) all workers compensation, automobile liability and similar insurance required by law.

         B) Insurance Policy Forms. All policies of insurance required by this Paragraph shall, whre appropriate, designate Lessor as either the insured party or as a named additionally insured party, shall be written as primary policies, not contributory with and not in excess of any coverage which Lessor shall carry, and shall contain a provision that the issuer shall give to Lessor thirty
(30) days prior written notice of any cancellation or lapse of such insurance or of any change in the coverage thereof.

         C) Proof of Insurance. Executed copies of the policies of insurance required under this section or certificates thereof shall be delivered to Lessor not later than ten (10) after execution of this agreement. Lessee shall furnish Lessor evidence of renewal of each such policy not later than thirty (30) days prior to the expiration of the term thereof.

         53. RELATIONSHIP OF PARTIES.

         By the provisions of this Agreement, Lessor and Lessee intend to enter an airtime lease relationship and not a joint venture. They will carry out this Agreement to preserve that intent. Neither party shall represent itself as the other party, nor as having any relationship with one another, except as Lessor and Lessee under the terms of this Agreement.

         54. EQUIPMENT PURCHASE.

         G) Lessor's Option to Purchase. In the event that this Agreement is terminated, Lessor shall have the option to purchase the Leased Equipment used exclusively for Lessor's ITFS license. Any equipment which is used in a shared fashion (such as transmit antenna, decoders and combiners) in providing signals other than Lessor's signals are excluded from this option to purchase. The intent of the purchase option provided for in Paragraphs 16(A) is to provide Lessor with the capability to continue to perform on Lessor's ITFS license. The purchase price shall be the market value of such equipment noted above as determined by mutual agreement or by averaging the values obtained from two (2) appraisals, with one appraiser each chosen by Lessor and Lessee.

         H) Lessee's Option to Purchase. If during the terms of this Agreement the FCC modifies its rules so as to enable Lessee to be licensed to operate the ITFS frequencies, Lessee shall have a right of first refusal to acquire such licenses subject to the same terms and conditions as the right provided for in Paragraph 1(B).

         55. NON-DISCLOSURE

         Lessor acknowledges that there may be made available to it pursuant to this Agreement proprietary information of Lessee relating to the encoding and/or decoding system associated with the ITFS channel equipment and its patented processes including, but not limited to, improvements, innovations, adaptation, inventions, results of experimentation, processes and methods, whether or not deemed patentable, and certain business and marketing techniques (all herein referred to as "Confidential Information"). Lessor acknowledges that this Confidential Information has been developed by Lessee at considerable effort and expense and represents special, unique and valuable proprietary assets of Lessee, the value of which may be destroyed by unauthorized dissemination. Accordingly, Lessor covenants and agrees that, except as may be required for the performance of this Agreement or by law or court order, neither it nor any of its agents or affiliates shall disclose such Confidential Information to any third person, firm, corporation or other entity for any reason whatsoever, such undertaking to be enforceable by injunctive or other equitable relief to prevent any violation or threatened violation thereof.

         56. NON-COMPETITION

         During the term of this Agreement, Lessor agrees not to transmit programming or to lease or sublease any channel capacity on its ITFS Facilities for the transmission of programming that is competitive with the programming transmitted by Lessee.

         57. FORCE MAJEURE

         If by reason of Force Majeure either party is unable in whole or in part to perform its obligations hereunder, the party shall not be deemed in violation of default during the period of such inability. As used herein, the phrase "Force Majeure," shall mean the following: act of God, acts of public enemies, orders of any branch of the government of the

United States of America, any state or any political subdivisions, thereof which are not the result of a breach of this Agreement, orders of any military authority insurrections, riots, epidemics, fires, civil disturbances, explosions, or any other cause or event not reasonably within control of the adversely affected party.

         58. CONDITION PRECEDENT

         This Agreement is conditional on the issuance of a Final Order by the FCC granting Lessor a construction permit for the ITFS Channels in the Market from the Transmission Site. By "Final Order" the parties mean an action or order of the FCC which is not reversed, stayed, enjoined, vacated, set aside, annulled or suspended and with respect to which no timely-filed request for administrative or judicial review is pending and as to which the time for filing any such request, or for the FCC to set aside the action on its own motion, has expired.

         59. NOTICE

         Any notice required to be given to Lessor under any provision of this Agreement shall be delivered personally or by certified mail to Lessor at the address first written above. Any notice required to be given to Lessee under any provision of this Agreement shall be delivered personally or by certified mail to Lessee at the address first written above.

         60. SEVERABILITY

         Should any court or agency determine that any provision of this Agreement is invalid, the remainder of the Agreement shall remain in effect.

         61. WAIVER

         A waiver by either Lessor or Lessee of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or of any other provision.

         62. PAYMENT OF EXPENSES AND SIGNING FEES

         A signing fee of One Dollar ($1) shall be paid to Lessor. Lessee shall pay all costs and expenses incident to fulfilling or modifying this Agreement, such as, attorneys' fees or, if necessary, any travel expenses approved in advance by Lessee, FCC filing fees, and engineering costs.

         63. VENUE AND GOVERNING LAW

         Venue for any cause of action brought by or between Lessor and/or Lessee relating to this Agreement shall be in California and all provisions of this Agreement shall be construed under the laws of the State of California and County of Lessor.

         64. COUNTERPARTS

         This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Agreement duly executed by each of the other parties hereto.

         65. ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral or written provisions of any kind. The parties further agree that this Agreement may only be modified by written Agreement signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this day of July 1st, 1999.


SHEKINAH NETWORK

By: ______________________________
Name:  Charles J. McKee
Title:  President



WORLD WIDE WIRELESS COMMUNICATIONS, INC.


By: ______________________________
Name:  Douglas P. Haffer
Title:  President





Address for Notices:

Shekinah Network
14875 Powerline road
Atascadero, CA  93422
Phone/Fax:  (805) 438-3341
Attn:  Charles McKee, President


Gardner, Carton & Douglas
Attn:  Laura Mow
1301 K Street, N.W., Suite 900
Washington, D.C.  20005
Phone:  (202) 408-7100
Fax:  (202) 289-1504


World Wide Wireless Communications, Inc.
One Post Street Suite 2600
San Francisco, CA 94104
Phone:  (415) 981- 7777
Fax:  (415) 391-3199

                                    EXHIBIT A


                               Schedule of Airtime

                                    EXHIBIT B


                                  Receive Sites


         There shall be attached hereto and incorporated by reference a copy of FCC Form 330 Section IV listing Lessor" receive sites.

                                    EXHIBIT C


                                Leased Equipment


Noted below is a list of equipment that Lessee is leasing to Lessor:

(7)  Four (4) ITFS tansmitters and related hardware

(8)  Lessor's ITFS receive site antennas and related hardware

*(3) Combining network, transmission line and antenna


*Common Equipment

                                    EXHIBIT D


                            Service and Royalty Fees


     1.  Lessor's Service Fee

     Services Provided                                              Annual Fee
     -----------------                                              ----------
     (j) Lease of Leased Equipment [6(A)]                              $1.00

     (k) Maintenance of Leased Equipment [3(D)]                        $1.00

     (l) Lease of space at Primary Transmission Site [3A)]             $1.00


     2.  Lessee's Subscriber Royalty Fee

Lessee shall pay Lessor a minimum monthly Transmission Fee 5% of the system's Gross receipts or a monthly minimum payment of $500 per month whichever is greater.

Payment shall be as follows: Commencing on the Execution (Effective) Date and as defined in Paragraph 6)B, payments for each month shall be made by the twentieth
(20th) day of the following month.

                                    EXHIBIT E


                                   Programming

In addition to digital data services, such as the Internet or Intranet, the following is a list of video programming services Lessee may provide over Lessee's System.

TLC - The Leaning Channel

TWC - The Weather Channel

Lifetime

ESPN - Sports

AMC - American Movie Classics

SCOLA

WHTN - World Harvest Television Network

ECO - Galavision

CNN - Cable News Network

CNN - Headline News

C-Span I

C-Span II

BET - Black Entertainment Network

CNBC - Consumer News & Business Channel

Nickelodeon

The Discovery Channel

A&E - Arts and Entertainment

The Family Channel

The Disney Channel

PBS - Public Broadcasting Service

TBN - Trinity Broadcasting Network

TNIN - The New Inspirational Network

ME/U - Mind Extension Network

The International Channel

BRAVO Network

The Travel Channel

Family Network

Keystone Inspirational Network